                                                                   Exhibit 12(b)


              PPL ELECTRIC UTILITIES CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Millions of Dollars)

                                                                          12 Months                      12 Months
                                                                            Ended                          Ended
                                                                          March 31,                    December 31,
                                                                         ----------   ----------------------------------------------

                                                                          2001 (d)     2000 (d)     1999 (c)     1998 (c)   1997 (c)
                                                                         ----------  ----------   ----------   ----------  ---------
Fixed charges, as defined:
     Interest on long-term debt.......................................   $     224     $   223     $   205     $   188     $   195
     Interest on short-term debt and other interest...................          14          16          12          14          17
     Amortization of debt discount, expense and premium - net.........           4           4           3           2           2
     Interest on capital lease obligations:
       Charged to expense.............................................                       4           9           8           9
       Capitalized....................................................                                   1           2           2
     Estimated interest component of operating rentals................          12          14          19          18          15
                                                                         ---------     -------     -------     -------     -------

            Total fixed charges.......................................   $     254     $   261     $   249     $   232     $   240
                                                                         =========     =======     =======     =======     =======

Earnings, as defined:
     Net income (a)...................................................   $     179     $   276     $   481     $   409     $   348
     Less undistributed income of equity method investment.............
                                                                         ---------     -------     -------     -------     -------
                                                                               179         276         481         409         348
Add (Deduct):
     Income taxes.....................................................         112         171         151         273         248
     Amortization of capitalized interest on capital leases...........                       2           2           2           2
     Total fixed charges as above (excluding capitalized
       interest on capitalized lease obligations).....................         254         261         248         230         238
                                                                         ---------     -------     -------     -------     -------

            Total earnings............................................   $     545     $   710     $   882     $   914     $   836
                                                                         =========     =======     =======     =======     =======

Ratio of earnings to fixed charges (b) (c)............................        2.15        2.72        3.54        3.94        3.48
                                                                         =========     =======     =======     =======     =======


(a)    2001, 2000, 1999 and 1998 net income excluding extraordinary items.
(b) Based on earnings excluding nonrecurring items, the ratio of earnings to fixed charges are: March 2001, 1.99; 2000, 2.56; 1999, 3.35; and 1998,
       3.53.
(c) Ratio of earnings to fixed charges for years 1999 and prior were recalculated to give proper effect of undistributed earnings of equity method investments.
(d) Due to the corporate realignment on July 1, 2000, prior years are not comparable to 2001 and 2000.

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